Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 22, 2003 accompanying the consolidated financial statements of Bioenvision, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB/A for the year ended June 30, 2003 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


 /s/ Grant Thornton LLP
New York, New York
March  26, 2004